P08000011290

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

600313753426

05/25/18--01012--029 **35.00

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
2018 MAY 25 AM 11:40

MAY 30 2018
C MCNAIR

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Music of Your Life, Inc.

DOCUMENT NUMBER: P08000011290

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

John D. Thomas
Name of Contact Person

John D. Thomas, P.C.
Firm/ Company

11650 South State Street #240
Address

Draper, Utah 84020
City/ State and Zip Code

jthomas@acadiagrp.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

John D. Thomas at (801) 816-2536
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

■ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
2018 MAY 25 AM 11:40

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

MUSIC OF YOUR LIFE, INC.

Pursuant to § 607.1006 of The 2017 Florida Statutes, the undersigned person, desiring to amend the Articles of Incorporation of Music of Your Life, Inc., a Florida corporation, does hereby sign, verify, and deliver to the Office of the Secretary of State of Florida, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Company"):

The amendment contained herein was approved by a majority vote of shareholders of the Company on May 18, 2018.

FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Florida on May 18, 2018. This Amendment to the Articles will become effective upon the filing of the Articles of Amendment with the Florida Secretary of State.

SECOND: That ARTICLE II shall be amended by adding at the end thereof the following: "Effective at the close of business on May 18, 2018 (the "Record Date"), for every four thousand (4,000) issued and outstanding shares of Common Stock of the Company, each shareholder shall receive one (1) share of the Company's Common Stock ("Reverse Split"), provided however, that fractional shares shall not be issued and will be rounded up to the nearest whole share."

All other aspects of Article II shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be signed by Marc Angell, its Chief Executive Officer, this 18th day of May 2018.

Marc Angell
Chief Executive Officer